Exhibit 10.2

CONVERSION AND TERMINATION AGREEMENT

THIS CONVERSION AND TERMINATION AGREEMENT ("Agreement"), dated as of the 29th day of June, 2010 (the "Effective Date"), is made and entered into by and among WestMountain Asset Management, Inc., a Colorado corporation (the "Company"), and BOCO Investments, LLC (the "Holder").

WITNESSETH:

WHEREAS, the Company issued a certain Promissory Note to Holder on June 30, 2010 in the amount of five hundred thousand Dollars and no Cents ($500,000), a copy of which is attached hereto and incorporated herein as Exhibit A (the "Note");

WHEREAS, the total outstanding principal and interest accrued on the Note as of the Effective Date is five hundred twenty-four thousand five hundred and twenty Dollars and fifty-five Cents ($524,520.55) (the “Total Outstanding Amount”);

WHEREAS, the Holder desires, on the terms and subject to the conditions set forth in this Agreement, to (i) convert the Total Outstanding Amount into shares of common stock, par value $.001 per share, of the Company ("Common Stock") (the “Conversion”), and (ii) terminate the Note effective as of the closing of the Conversion.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.           Conversion of Notes.  At the closing of the Conversion, Holder hereby agrees that the Total Outstanding Amount shall be converted into that number of shares of Common Stock determined by dividing (a) the Total Outstanding Amount by (b) one Dollar and fifteen Cents ($1.15) (the "Common Stock Amount"), which equals four hundred fifty-five thousand six hundred and fifty-two (455,652) shares.

2.           Document to be Delivered by Holder.  At the closing of the Conversion, Holder shall deliver to the Company the originally executed Note or a lost note affidavit in a form satisfactory to the Company.

3.           Termination of Note.  Upon receipt of the Common Stock Amount by Holder, Holder and the Company hereby terminate, by mutual agreement and effective as of the closing of the Conversion, the Note.  From and after the closing of the Conversion, no party thereto shall have any further rights, privileges, liabilities or obligations of any nature whatsoever with respect to, in connection with or otherwise arising under the Note.

4.           Representations and Warranties of Holder.  Holder hereby represents and warrants to the Company that, as of the Effective Date and as of the closing of the Conversion:

a. Holder is the beneficial and record owner of the Note and owns the Note free and clear of all security interests, liens, pledges, claims, charges, escrows, encumbrances, rights of first refusal, mortgages, indentures, security agreements or other encumbrances of any kind or nature whatsoever.

b. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Holder.

c. Holder has the requisite power and authority to enter into, and consummate the transactions contemplated by, this Agreement.

d. This Agreement has been duly executed and delivered by Holder and constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms and conditions.

e. The execution, delivery and performance of this Agreement by Holder, and the consummation of the transactions contemplated hereby, will not require any notice to, or consent, waiver, authorization or approval from, any other person or entity.

5.           Representations and Warranties of the Company.  The Company hereby represents and warrants to Holder that, as of the Effective Date and as of the closing of the Conversion:

a. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company.

b. The Company has the requisite power and authority to enter into, and consummate the transactions contemplated by, this Agreement.

c. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions.

d. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not require any notice to, or consent, waiver, authorization or approval from, any other person or entity.

       6.     Miscellaneous.

a. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to its principles of conflicts of law.  Any proceeding to enforce, interpret, challenge the validity of, or recover for the breach of any provision of, this Agreement shall be brought and litigated exclusively in a state or federal court having subject matter jurisdiction and located in Denver, Colorado and the parties hereto expressly waive any and all objections to personal jurisdiction, service of process or venue in connection therewith.

b. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including but not limited to, any successor or permitted assign of the Note.
c. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Conversion.

d. Holder may not assign or transfer any rights or obligations under this Agreement without the prior written consent of the Company, which may be granted or withheld in the sole discretion of the Company; provided, however, no prior written consent shall be required if the Holder assigns this Agreement to any single transferee of the Note and such transferee executes a written joinder agreement to this Agreement in form and substance satisfactory to the Company.  Notwithstanding the foregoing, the last sentence of Section 3 and this Section 7(d) shall in no way be construed to amend or waive the provisions in any other contract or instrument, including without limitation, the Note, which limits or restricts in any manner the assignment or transfer of the Note.

e. If at any time any provision of this Agreement is determined to be invalid, unenforceable or illegal by any court, public authority, governmental department or agency, or other forum, such adjudication shall not affect the remaining portions of this Agreement, and this Agreement shall be construed as if such invalid, unenforceable or illegal provision had never been contained herein.

f. This Agreement supersedes any and all prior agreements and understandings among the parties, whether written or oral, with respect to the subject matter hereof and thereof and sets forth the entire agreement and understanding among the parties as to the subject matter hereof and thereof.

g. No amendment or modification to any of the terms, covenants, representations, warranties, or conditions of this Agreement shall have any affect whatsoever unless it results from a written instrument signed by each of the parties hereto.

h. This Agreement may be executed in multiple original or facsimile counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

"COMPANY"

WestMountain Asset Management, Inc., a Colorado corporation

By: /s/ Brian Klemsz
Brian Klemsz, President

"HOLDER"

BOCO Investments, LLC

By: /s/ Joseph C. Zimlich

Name: Joseph C. Zimlich

Title: President of Managing Member